Exhibit 99.1

First Niagara Accelerates Growth Strategy with Acquisition of

HSBC Branches Across Upstate New York and Connecticut, Strengthening the Bank’s

Northeast Regional Franchise

— Addition of HSBC’s Upstate New York retail branch network significantly enhances position in Buffalo,

Rochester, Syracuse and Albany, while presence is established in Binghamton, the Hudson Valley,

Westchester County and Southern Connecticut —

— Transaction includes $15 billion in deposits and 195 branches —

BUFFALO, N.Y.–July 31, 2011 – First Niagara Bank, N.A., a subsidiary of First Niagara Financial Group, Inc. (Nasdaq: FNFG), signed a definitive agreement yesterday to acquire 195 Upstate New York and Connecticut branches and $15.0 billion of deposits from HSBC Bank USA, N.A. The transaction accelerates the regional financial institution’s growth strategy and deepens its presence in its legacy markets. Also included are six branches each in Westchester County and southern Connecticut that further link its Upstate New York and New England footprints.

The deposit premium to be paid by First Niagara of 6.67% of the acquired deposits, totals approximately $1 billion, based upon May 31, 2011 balances. The transaction is expected to be completed early next year, subject to regulatory approval and customary closing conditions.

First Niagara expects to have approximately $38 billion in assets, $30 billion in deposits and 450 branches across Upstate New York, Connecticut, Massachusetts and Pennsylvania, upon completion of the transaction. The additional liquidity this transaction provides First Niagara will be leveraged for the benefit of customers in every region served by the bank, including Pennsylvania and New England. Also included is $2.8 billion of small business, residential mortgage and consumer loans, as well as $4.3 billion of assets under management.

“We are very pleased to acquire such a high-quality franchise that gives us an optimal footprint in Upstate New York and additional depth in Connecticut,” said First Niagara President and Chief Executive Officer John R. Koelmel. “This creates important density in our key legacy markets and allows us to further leverage our business model with greater scale in a region we know so well. We’ve been building an organization to support our vision for the future and I’m very proud of our team’s readiness to move forward with this opportunity on the heels of our three most recent acquisitions. The transaction is an exciting next step in advancing our growth strategy, strengthening the foundation in our home markets and even better positioning the organization for the future. I am very confident in our ability to efficiently and successfully integrate these branches while fully meeting the needs of our new and existing customers and communities.”

There will be no changes to customer accounts or branches until after the transaction is completed, and First Niagara and HSBC are already collaborating to ensure a smooth transition for the businesses and individuals they serve.

First Niagara will strengthen its presence as a real leader in Upstate New York banking, nearly doubling its number of branches in the state to more than 200 and a greater than 20% deposit share across the region.

First Niagara expects to divest certain branches in selected locations that are outside its strategic focus, as well as in Western New York as expected to be required pending the outcome of the customary antitrust review.

“While real growth has been challenging for much of the banking industry, we have consistently increased lending to consumers and businesses over the last three years,” Koelmel said. “Customers across our Northeast franchise know they are banking with a financially strong and growing organization, which is committed to providing real stimulus for both consumers and businesses. In addition we have demonstrated our resolve to make a real difference in all of the communities we serve during these very challenging times. This transaction deepens our commitment to our home state and further demonstrates our confidence in continuing to invest in the Northeast for the benefit of all our stakeholders.”

Selected data for First Niagara, with acquired and retained branches on a pro-forma basis as of June 30, 2011, include approximately:

•	$38 billion in assets, including more than $18 billion in loans

•	$30 billion in deposits

•	$9 billion in assets under management

•	$80 million in average deposits per Upstate New York branch.

The acquisition is expected to be accretive to First Niagara’s operating earnings per share, excluding transaction expenses, by 10% to 11% in 2012 and 11% to 12% in 2013.

Transaction Summary

Following are key terms and metrics associated with the transaction:

•	6.67% deposit premium, or approximately $1 billion, based upon May 31, 2011 deposit balances

•	Anticipated internal rate of return of 20% to 22%

•	Tangible book value payback period of four to five years, assuming initial tangible book value dilution of 17% to 18%

First Niagara expects to raise approximately $750 million to $800 million in common stock and $350 million to $400 million in debt prior to transaction closing.

First Niagara was advised by the investment banking firm of Goldman, Sachs & Co., as well as Sandler O’Neill + Partners L.P., and the law firm of Pepper Hamilton LLP. HSBC was advised by J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. and Sullivan & Cromwell LLP.

Investor Conference Call

Executives from First Niagara will host a conference call with investors and the financial community at 8:30 a.m. Eastern Time on Monday, August 1, to discuss this transaction. Those wishing to participate in the call may dial toll-free 1-877-709-8150. A replay of the call will be available for approximately two weeks by dialing 1-877-660-6853, account number 240, ID number 376724. An investor presentation on this transaction is also available at First Niagara’s website, www.fnfg.com.

News Media Conference Call and Press Conference

Executives from First Niagara will also hold a press conference at the bank’s headquarters at 11:30 a.m. Eastern Time on Monday, August 1, at 726 Exchange Street, Buffalo, N.Y. Journalists who are unable to attend in person may listen to the press conference by dialing 1-877-902-6543; passcode 3476128.

About First Niagara

First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank with $31 billion in assets, $19 billion in deposits, 346 branches and 5,000 employees providing financial services to individuals, families and businesses across Upstate New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.fnfg.com.

Forward-Looking Statements

Certain statements in this document are “forward–looking statements” within the meaning of the Private Securities Litigation Reform Act. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, including risks, assumptions and uncertainties relating to the acquired branches, completion of the transaction, regulatory approvals for the transaction, integration of the acquired branches and related operations and any required or planned divestitures and the related process, actual results, performance or achievements may vary materially from those anticipated, estimated or projected. More information about the factors that could cause actual results to materially differ is contained in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This press release does not constitute an offer of securities. A registration statement relating to the securities has been filed with the Securities and Exchange Commission, and any offer of securities will be made pursuant to a prospectus filed with the Commission.

First Niagara Contacts

Investors:	Michael W. Harrington
Treasurer and Chief Investment Officer
(716) 625-7701
michael.harrington@fnfg.com

News Media:	Jeffrey A. Schoenborn
Public Relations and Corporate Communications
(716) 819-5921 Email_PR@fnfg.com

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